John Hancock Collateral Investment Trust

4E. Sarbanes-Oxley Code of Ethics

Requirement. Section 406 of the Sarbanes-Oxley Act of 2002 and Item 2 of Form N-CSR require that public companies such as registered investment companies disclose whether or not they have adopted a code of ethics for senior financial officers and, if not, to explain why not. A code of ethics for this purpose is defined as a document setting forth standards that are reasonably designed to deter wrongdoing and to promote, among other matters, honest and ethical conduct, full and accurate disclosures in SEC filings and other public communications, and compliance with applicable laws, rules and regulations. Thus, the Sarbanes-Oxley Code of Ethics is broader in subject matter than the code required by Rule 17j-1 under the 1940 Act, but need apply only to a more limited group of people (i.e., senior financial officers, rather than all access persons).

Under Standards of Professional Conduct for Attorneys Appearing and Practicing Before the Commission in the Representation of an Issuer (the “SEC Rule”) adopted by the Securities and Exchange Commission (“SEC”) under the U.S. Sarbanes-Oxley Act of 2002 section 7245 Rule of Professional Responsibility for Attorneys, lawyers who represent Manulife Financial Corporation and its affiliates, whether as employees or in private practice, are required to report “up-the-ladder” within the Company’s hierarchy any evidence of which they become aware of a material violation by the Company or any of its officers, directors, employees or agents of U.S. federal or state securities law, a material breach of fiduciary duty arising under U.S. federal or state law, or similar material violation of U.S. federal or state law.

Policy. The John Hancock Collateral Investment Trust (the “Trust”) has adopted the attached Sarbanes-Oxley Code of Ethics (as defined in Item 2 of Form N-CSR) that applies to the Trust principal executive officers and principal financial officers (collectively, the “Registrant’s Executive Officers” or “Executive Officers”). No Code can address every situation that the Registrant’s Executive Officers might face. As a guiding principle, Executive Officers should strive to implement the spirit as well as the letter of applicable laws, rules and regulations, and to provide the type of clear and complete disclosure and information that shareholders have a right to expect.

Procedure. All Executive Officers are responsible for ensuring that their own conduct complies with this Code. If an Executive Officer is aware of any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest or which might be viewed as potentially affecting his or her performance of the Trust responsibilities, the Executive Officer shall notify the Trust’s Chief Compliance Officer of this transaction or relationship. In addition, any Executive Officer who becomes aware of any existing or potential violation of this Code shall notify the Chief Compliance Officer promptly, who shall conduct an appropriate investigation. The Chief Compliance Officer shall report any violation of this Code to the Trustees of the Trust.

If an Executive Officer believes that his or her responsibilities as an officer or employee of the Adviser are likely to materially compromise his or her objectivity or ability to perform the duties

1 of 8

of his or her role as an officer of the Trust, he or she should consult with the Trust’s Chief Legal Officer, or outside counsel, the Trust’s Chief Compliance Officer. Under appropriate circumstances, an Executive Officer should also consider whether to present the matter to the Trustees of the Trust.

Anyone who violates the provisions of this Code, fails to report a known violation, or refuses to cooperate in the investigation of any potential violation will be subject to disciplinary action, up to and including dismissal. Subject to applicable law, the Board may waive provisions of this Code.

Other Policies and Procedures. This Code does not supplant or supersede any other Trust and Funds, John Hancock Investment Management Service, LLC, John Hancock Advisers, LLC, John Hancock Distributors, LLC, and John Hancock Funds, LLC policy Manual of Code and Business Conduct of MFC GIM (US) Code of Ethics or procedure currently in effect or adopted in the future relating to conflicts of interest or business practices. Those policies and procedures are separate requirements, and are not part of this Code.

The Trustees of the Trust recognize that the Registrant’s Executive Officers are also officers or employees of the Adviser. Furthermore, the Trustees of the Trust recognize that, subject to the Adviser’s fiduciary duties to the Trust, the Executive Officers will in the normal course of their duties (whether formally for the Trust or, for the Adviser, or for both) be involved in establishing policies and implementing decisions that will have different effects on the Adviser and the Trust. The Trustees of the Trust recognize that the participation of the Registrant’s Executive Officers in such activities is inherent in the contract relationship between the Trust and Funds and the Adviser, and is consistent with the expectation of the Trustees of the performance by the Registrant’s Executive Officers of their duties as officers of the Trust. Each Executive Officer recognizes that, as an officer of the Trust, he or she has a duty to act in the best interests of the Trust and its shareholders.

2 of 8

4F. Sarbanes-Oxley Code of Ethics for Principal Executive and Principal Financial Officers

I. Covered Officers/Purpose of the Code

This code of ethics (this “Code”) for John Hancock Trust, John Hancock Funds1, John Hancock Funds II and John Hancock Funds III, each a registered management investment company under the Investment Company Act of 1940, as amended (“1940 Act”), which may issue shares in separate and distinct series (each investment company and series thereunder to be hereinafter referred to as a “Fund”), applies to each Fund’s Principal Executive Officer (“President”) and Principal Financial Officer (“Chief Financial Officer”) (the “Registrant’s Executive Officers” or “Executive Officers” as set forth in Exhibit A) for the purpose of promoting:

► honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

► full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Fund;

► compliance with applicable laws and governmental rules and regulations;

► the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

► accountability for adherence to the Code.

Each of the Registrant’s Executive Officers should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

________________________________
1 John Hancock Funds includes the following trusts: John Hancock Bank and Thrift Opportunity Fund; John Hancock Bond Trust; John Hancock California Tax-Free Income Fund; John Hancock Capital Series; John Hancock Current Interest; John Hancock Equity Trust; John Hancock Income Securities Trust; John Hancock Investment Trust; John Hancock Investment Trust II; John Hancock Investment Trust III; John Hancock Investors Trust; John Hancock Municipal Securities Trust; John Hancock Patriot Premium Dividend Fund II; Trust; John Hancock Preferred Income Fund; John Hancock Preferred Income Fund II; John Hancock Preferred Income Fund III; John Hancock Series Trust; John Hancock Sovereign Bond Fund; John Hancock Strategic Series; John Hancock Tax-Exempt Series Fund; John Hancock World Fund; John Hancock Tax-Advantaged Dividend Income Fund and John Hancock Tax-Advantaged Global Shareholder Yield Fund.

3 of 8

II. Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

Overview

A “conflict of interest” occurs when an Executive Officer’s private interest interferes with the interests of, or his service to, the Fund. For example, a conflict of interest would arise if a Registrant’s Executive Officers, or a member of his family, receives improper personal benefits as a result of his position with the Fund. Certain conflicts of interest arise out of the relationships between the Executive Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”). For example, Executive Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as “affiliated persons” of the Fund. Each of the Registrant’s Executive Officers is an officer or employee of the investment adviser or a service provider (“Service Provider”) to the Fund. The Fund’s, the investment adviser’s and the Service Provider’s compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Fund and the investment adviser and the Service Provider of which the Executive Officers are also officers or employees. As a result, this Code recognizes that the Registrant’s Executive Officers will, in the normal course of their duties (whether formally for the Fund, for the investment adviser or for the Service Provider), be involved in establishing policies and implementing decisions which will have different effects on the investment adviser, the Service Provider and the Fund. The participation of the Executive Officers in such activities is inherent in the contractual relationship between the Fund and the investment adviser and the Service Provider and is consistent with the performance by the Executive Officers of their duties as officers of the Fund. Thus, if such participation is performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, it will be deemed to have been handled ethically. In addition, it is recognized by the Fund’s Board of Trustees/Directors (the “Board”) that the Executive Officers may also be officers or employees of one or more other investment companies covered by other Codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but the Registrant’s Executive Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of an Executive Officer should not be placed improperly before the interest of the Fund.

*	*	*

4 of 8

Each Covered Officer must:

► not use his/her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Executive Officer would benefit personally to the detriment of the Fund;

► not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Executive Officer rather than for the benefit of the Fund; and

► not use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

Additionally, conflicts of interest may arise in other situations, the propriety of which may be discussed, if material, with the Fund’s Chief Compliance Officer (“CCO”). Examples of these include:

► service as a director/trustee on the board of any public or private company;

► the receipt of any non-nominal gifts;

► the receipt of any entertainment from any company with which the Fund has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety (or other formulation as the Fund already uses in another code of conduct);

► any ownership interest in, or any consulting or employment relationship with, any of the Fund’s service providers, other than its investment adviser, any sub-adviser, principal underwriter, administrator or any affiliated person thereof; and

► a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Executive Officer’s employment, such as compensation or equity ownership.

III. Disclosure & Compliance

► Each Executive Officer should familiarize himself or herself with the disclosure requirements generally applicable to the Fund;

► Each Executive Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund’s directors and auditors, and to governmental regulators and self-regulatory organizations;

5 of 8

► Each Executive Officer should, to the extent appropriate within his/her area of responsibility, consult with other officers and employees of the Fund and the Fund’s adviser or any sub-adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund; and

► It is the responsibility of each Executive Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV. Reporting & Accountability

Each Executive Officer must:

► upon adoption of the Code (or thereafter as applicable, upon becoming an Executive Officer), affirm in writing to the Fund’s CCO that he/she has received, read, and understands the Code;

► annually thereafter affirm to the Fund’s CCO that he/she has complied with the requirements of the Code;

► not retaliate against any employee or Executive Officer or their affiliated persons for reports of potential violations that are made in good faith;

► notify the Fund’s CCO promptly if he/she knows of any violation of this Code (Note: failure to do so is itself a violation of this Code); and

► report at least annually any change in his/her affiliations from the prior year.

The Fund’s CCO is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers sought by the Principal Executive Officer will be considered by the Fund’s Board or the Compliance Committee thereof (the “Committee”).

The Fund will follow these procedures in investigating and enforcing this Code:

► the Fund’s CCO will take all appropriate action to investigate any potential violations reported to him/her;

► if, after such investigation, the CCO believes that no violation has occurred, the CCO is not required to take any further action;

► any matter that the CCO believes is a violation will be reported to the Board or, if applicable, Compliance Committee;

6 of 8

► if the Board or, if applicable, Compliance Committee concurs that a violation has occurred, the Board, either upon its determination of a violation or upon recommendation of the Compliance Committee, if applicable, will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the Service Provider or the investment adviser or its board; or a recommendation to dismiss the Registrant’s Executive Officer;

► the Board, or if applicable the Compliance Committee, will be responsible for granting waivers, as appropriate; and

► any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V. Other Policies & Procedures

This Code shall be the sole code of ethics adopted by the Fund for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Fund, the Fund’s adviser, any sub-adviser, principal underwriter or other service providers govern or purport to govern the behavior or activities of the Registrant’s Executive Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Fund’s and its investment adviser’s codes of ethics under Rule 204A-1 under the Investment Advisers Act and Rule 17j-1 under the Investment Company Act, respectively, are separate requirements applying to the Registrant’s Executive Officers and others, and are not part of this Code.

VI. Amendments

Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Fund’s Board, including a majority of independent directors.

VII. Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Fund’s Board and its counsel, the investment adviser and the relevant Service Providers.

VIII. Internal Use

The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of the Fund, as to any fact, circumstance, or legal conclusion.

7 of 8

Exhibit A
Persons Covered by this Code of Ethics
(As of July 2009)

John Hancock Trust
► Principal Executive Officer and President – Hugh McHaffie
► Principal Financial Officer and Chief Financial Officer – Charles Rizzo

John Hancock Funds
► Principal Executive Officer and President – Keith Hartstein
► Principal Financial Officer and Chief Financial Officer – Charles Rizzo

John Hancock Funds II
► Principal Executive Officer and President – Hugh McHaffie
► Principal Financial Officer and Chief Financial Officer – Charles Rizzo

John Hancock Funds III
► Principal Executive Officer and President – Keith Hartstein
► Principal Financial Officer and Chief Financial Officer – Charles Rizzo

8 of 8